Exhibit 99.1

Aerie Pharmaceuticals to Announce First Quarter 2015 Financial

Results and Host Conference Call on Thursday, May 7, 2015

-Company Expects to Review Additional Findings from Initial Rhopressa™

Phase 3 Registration Trial-

April 28, 2015 03:11 PM Eastern Daylight Time

IRVINE, Calif. & BEDMINSTER, N.J. & RESEARCH TRIANGLE PARK, N.C.—(BUSINESS WIRE)—Aerie Pharmaceuticals, Inc. (NASDAQ:AERI) (the “Company”), announced today that its first quarter 2015 financial results will be released after the market closes on Thursday, May 7, 2015. Following the release, the Company will host a live conference call and webcast at 5:00 p.m. Eastern Time to discuss the Company’s financial results and provide a general business and strategic update. Additionally, the Company has been continuing to review the results of its first Phase 3 registration trial (“Rocket 1”) for Rhopressa™ and expects to discuss additional findings from the Rocket 1 study during the live conference call and webcast.

The live webcast and a replay may be accessed by visiting the Company’s website at http://investors.aeriepharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 1639305. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call 1-855-859-2056 (U.S.) or 404-537-3406 (international). The conference ID number for the replay is 1639305. The telephone replay will be available until May 14, 2015.

About Aerie Pharmaceuticals

Aerie Pharmaceuticals is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. The Company is conducting a Phase 3 registration trial in the United States, named “Rocket 2,” where the primary efficacy endpoint will be to demonstrate non-inferiority of IOP lowering for Rhopressa™ compared to timolol, along with a Phase 3 registration safety-only trial, named “Rocket 3,” in Canada. The Company recently completed its initial Phase 3 registration trial, “Rocket 1.” The Company also completed in 2014 a Phase 2b clinical trial for its fixed-dosed product candidate, Roclatan™.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com